Record of Sales and Repurchase

(V27) Vanguard Index Funds - Vanguard Total Stock Market Index Fund

PART II-I-5-(4) Record of Sales and Repurchases:
Record of sales and repurchases during the following fiscal year and number of outstanding units of the Fund as of the end of such fiscal year are as follows:

		Number of Units
Class USD Unit		Outstanding at the end	Sold	Repurchased	Outstanding at the end
		of			of
15th Fiscal Year	Worldwide (in thousands)	992,907.00	331,762	177,927	1,146,742
From January 1, 2006 till December 31,	(in Japan)	416,687.00	(140,931)	(88,227)	(469,391)
16th Fiscal Year	Worldwide	1,146,742.00	448,734	176,070	1,419,405
From January 1, 2007 till December 31,	(in Japan)	469,391.00	(122,050)	(110,302)	(481,139)
17th Fiscal Year	Worldwide (in thousands)	1,419,405.00	708,727	319,034	1,809,098
From January 1, 2008 till December 31,	(in Japan)	481,139.00	(76,330)	(89,766)	(467,703)
18th Fiscal Year	Worldwide (in thousands)	1,809,098.00	656,939	352,832	2,113,205
From January 1, 2009 till December 31,	(in Japan)	467,703.00	(51,180)	(55,186)	(463,697)
19th Fiscal Year	Worldwide (in thousands)	2,113,205.00	557,954	894,960	1,776,199
From January 1, 2010 till December 31,	(in Japan)	463,697.00	(43,765)	(50,444)	(457,018)
20th Fiscal Year	Worldwide (in thousands)	1,776,199.00	571,254	344,650	2,002,803
From January 1, 2011 till December 31,	(in Japan)	457,018.00	(31,390)	(48,358)	(440,050)
21st Fiscal Year	Worldwide (in thousands)	2,002,803.00	416,763	204,980	2,214,586
From January 1, 2012 till December 31,	(in Japan)	440,050.00	(22,075)	(43,427)	(418,698)
22nd Fiscal Year	Worldwide (in thousands)	2,214,586.00	341,395	306,111	2,249,870
From January 1, 2013 till December 31,	(in Japan)	418,698.00	(41,435)	(150,279)	(309,854)
23th Fiscal Year	Worldwide (in thousands)	2,249,870.00	318,168	281,022	2,287,016
From January 1, 2014 till December 31,	(in Japan)	309,854.00	(53,045)	(47,737)	304,546
24th Fiscal Year	Worldwide (in thousands)	2,287,016.00	226,807	616,831	1,896,992
From January 1, 2015 till December 31,	(in Japan)	304,546.00			304,546